Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements on Form S-8 (No. 333-156433 and No. 333-119661) and Form S-3 (No. 333-151134) of Uranium Resources, Inc. of our report dated March 30, 2011, relating to our audit of the consolidated financial statements which appear in this Annual Report on Form 10-K of Uranium Resources, Inc. for the year ended December 31, 2010.

/s/ Hein & Associates, LLP
Dallas, Texas
March 30, 2011